EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference to our firm in this Registration Statement on Form S-3 of our report dated April 8, 2009 relating to the financial statements of KIT digital, Inc. and Subsidiaries as of December 31, 2008 and for the year then ended, which report is incorporated by reference in the Prospectus, which is part of the Registration Statement on Form S-3, File No. 333-162325.

/s/ MSPC

MSPC
Certified Public Accountants and Advisors,
A professional corporation

New York, New York
January 20, 2010